Exhibit 99.1

GROUP AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of May 5, 2014, by and among (1) Baker Street Capital L.P., a Delaware limited partnership, Baker Street Capital Management, LLC, a California limited liability company, Baker Street Capital GP, LLC, a Delaware limited liability company and Vadim Perelman (together, “Baker Street Capital”), and (2) Stone House Capital Management, LLC, a Delaware limited liability company, SH Capital Partners, L.P., a Delaware limited partnership and Mark Cohen (together, “Stone House” and together with Baker Street Capital, each a “Party” and, collectively, the “Parties” or the “United Shareholders for the Benefit of USAK”).

WHEREAS, each of the Parties are stockholders, direct or beneficial, of USA Truck, Inc., a Delaware corporation (the “Company”);

WHEREAS, the Parties wish to form a group for the purpose of (i) engaging in discussions with the Company regarding board composition, operating results and available opportunities to enhance stockholder value, (ii) taking all other action necessary to achieve the foregoing and (iii) taking any other actions the United Shareholders for the Benefit of USAK determines to undertake in connection with their respective investment in the Company.

NOW, IT IS AGREED, this 5th day of May 2014 by the Parties:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the Securities.  Each member of the United Shareholders for the Benefit of USAK shall be responsible for the timely filing of any Schedule 13D and the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other member, unless such member has actual knowledge that such information is inaccurate. “Securities” shall mean equity securities of the Company, options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company.

2.           So long as this Agreement is in effect, each of the undersigned shall provide written notice, within 24 hours, to Olshan Frome Wolosky LLP (“Olshan”) and Haynes and Boone, LLP (“Haynes”) of (i) any of their purchases or sales of Securities, or (ii) any Securities over which they acquire or dispose of beneficial ownership.  For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.           Each of the undersigned agrees to form the United Shareholders for the Benefit of USAK for the purposes of (i) engaging in discussions with the Company regarding board composition, operating results and available opportunities to enhance stockholder value, (ii) taking all other action necessary to achieve the foregoing and (iii) taking any other actions the United Shareholders for the Benefit of USAK determines to undertake in connection with their respective investment in the Company.

4.           Baker Street Capital and Stone House shall have the right to pre-approve all expenses incurred in connection with the United Shareholders for the Benefit of USAK’s activities set forth in Section 3 and agree to pay directly all such pre-approved expenses, with each of Baker Street Capital and Stone House being responsible for 50% of the expenses incurred.

5.           Any SEC filing, press release, communication to the Company or communication to other stockholders proposed to be made or issued by the United Shareholders for the Benefit of USAK or any member of the United Shareholders for the Benefit of USAK in connection with the United Shareholders for the Benefit of USAK’s activities set forth in Section 3 shall be first approved by each of Baker Street Capital and Stone House.  Each Party shall have a reasonable opportunity to review and comment upon any such SEC filing, press release or communication, or any proposed agreement or negotiating position with respect to the Company.  The Parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the United Shareholders for the Benefit of USAK concerning decisions to be made, actions to be taken or statements to be made in connection with the United Shareholders for the Benefit of USAK’s activities.  The Parties further agree to work in good faith with respect to decisions relating to the content and timing of public or private communications and negotiating positions taken on behalf of the United Shareholders for the Benefit of USAK.

6.           Each of the Parties agrees to cooperate with the others in the preparation and filing of any SEC filing, press release, stockholder communication or other document or matter relating to the United Shareholders for the Benefit of USAK’s investments in, and activities related to, the Company and the Securities.  Each of the Parties acknowledges and agrees that time is of the essence in preparing and filing such documents, and each shall use its commercially reasonable efforts to cooperate with the other in the furnishing of data and information in order to facilitate the timely completion and filing of such documents.  It is contemplated that Olshan and Haynes will share the principal responsibility for the preparation of initial drafts and the filing of such documents, subject to the prior review and approval of such documents by the Parties and the other one of Olshan and Haynes that did not prepare such initial drafts.

7.           The relationship of the Parties shall be limited to carrying on the business of the United Shareholders for the Benefit of USAK in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any Party to act as an agent for any other Party, or to create a joint venture or partnership.  Except as specifically provided in this Agreement, nothing herein shall restrict any Party’s right to purchase or sell Securities, as it deems appropriate, in its sole discretion, provided that all such sales are made in compliance with all applicable securities laws and the provisions of this Agreement.  Each member of the United Shareholders for the Benefit of USAK retains sole discretion over acquisitions and dispositions of, and voting authority over, the Securities that such member of the United Shareholders for the Benefit of USAK holds or beneficially owns.

8.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.           This Agreement shall be interpreted in accordance with and governed by the laws of the State of New York.  If any provision of this Agreement would be invalid under applicable law, then such provision shall be deemed modified to the extent necessary to render it valid while most nearly preserving its original intent.  In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

10.           Any Party may terminate its obligations under this Agreement on 24 hours’ prior written notice to all other Parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222 and Evan K. Hall at Haynes, Fax No. (214) 200-0456.  This Agreement will automatically terminate on the date that is 30 days after the date that no member of the United Shareholders for the Benefit of USAK owns any Securities.

11.           Each Party acknowledges that Olshan and Haynes shall both act as counsel for the United Shareholders for the Benefit of USAK and Olshan shall act as counsel for Baker Street Capital and Haynes shall act as counsel for Stone House, in each case relating to their respective investments in the Company.

12.           The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the Parties.

13.           Each Party hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

14.           This Agreement shall be binding upon any affiliated funds or any affiliated person, who becomes or may be deemed to have become the beneficial owner of any Securities, unless otherwise terminated by such affiliated person.  Except as otherwise set forth in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  No Party may assign any of its rights or obligations under this Agreement to any person without the prior written consent of the other Parties. This Agreement supersedes any prior written agreements among the Parties.

[signature page follows]

3

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

BAKER STREET CAPITAL L.P.

By:	Baker Street Capital GP, LLC General Partner

By:	/s/ Vadim Perelman
Name:	Vadim Perelman
Title:	Managing Member

BAKER STREET CAPITAL MANAGEMENT, LLC

By:	/s/ Vadim Perelman
Name:	Vadim Perelman
Title:	Managing Member

BAKER STREET CAPITAL GP, LLC

By:	/s/ Vadim Perelman
Name:	Vadim Perelman
Title:	Managing Member

/s/ Vadim Perelman
VADIM PERELMAN

STONE HOUSE CAPITAL MANAGEMENT, LLC

By:	/s/ Mark Cohen
	Name:	Mark Cohen
	Title:	Managing Member

SH CAPITAL PARTNERS, L.P.

By:	Stone House Capital Management, LLC General Partner

By:	/s/ Mark Cohen
	Name:	Mark Cohen
	Title:	Managing Member

/s/ Mark Cohen
MARK COHEN